UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 2, 2014
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 2, 2014, Micron Technology, Inc. (the “Company”) and one of the Company’s domestic subsidiaries, Micron Semiconductor Products, Inc. (“MSP” and together with the Company, the “Borrowers”), entered into a Credit Agreement with HSBC Bank USA, N.A., as Administrative Agent, Co-Collateral Agent, Joint Lead Arranger and Joint Book Runner, JPMorgan Chase Bank, N.A., as Co-Collateral Agent and Syndication Agent, J.P. Morgan Securities LLC, as  Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., Citigroup Global Markets, Inc. and Wells Fargo Bank, N.A., as Joint Book Runners and Co-Documentation Agents, and certain financial institutions, as lenders (the “Credit Agreement”).  The Credit Agreement provides the Borrowers with a committed $600 million asset-based revolving credit facility (the “Credit Facility”).  The Credit Facility includes a $100 million letter of credit sublimit and $40 million discretionary swingline sublimit.   The Credit Agreement also provides that, under certain circumstances (including the agreement of financial institutions in their sole discretion to provide additional commitments),  the aggregate revolving credit commitments under the Credit Agreement may be increased up to $800 million at the Borrowers’ request.  As of the date of the filing of this Current Report there are no borrowings outstanding under the Credit Agreement.

The Company and MSP are both borrowers under the Credit Agreement and are jointly and severally liable for the obligations under the Credit Agreement.  The Borrowers will use borrowings under the Credit Agreement for working capital and general corporate purposes.  The Borrowers’ obligations under the Credit Agreement are secured on a first priority basis by the Company’s inventory and by MSP’s inventory and accounts receivable, in each case together with certain related assets.

The Credit Facility matures on December 2, 2019 (the “Maturity Date”).  The Borrowers must repay the outstanding principal amount of all borrowings under the Credit Agreement, together with all accrued but unpaid interest thereon, on the Maturity Date.  Availability of borrowings under the Credit Facility from time to time is subject to a borrowing base calculation based upon a valuation of the Borrowers’ eligible inventories (including raw materials, finished goods and work-in-process inventory) and MSP’s eligible accounts receivable, each multiplied by an applicable advance rate.  Availability of borrowings is further reduced by an amount equal to 10% of the Credit Facility size and may be further reduced by reserves determined by the Administrative Agent from time to time in its permitted discretion.

Borrowings under the Credit Agreement will bear interest, at the Borrowers’ option, at a base rate or LIBOR, plus an additional interest rate margin that is determined by the average monthly availability of borrowings under the Credit Agreement. The additional interest rate margin for borrowings ranges from 0.25% to 0.75% per annum in the case of base rate borrowings and from 1.25% to 1.75% per annum in the case of LIBOR borrowings.  In addition, the Borrowers will pay a commitment fee on the undrawn commitments under the Credit Agreement from time to time according to the average monthly balance of borrowings (which balance also will include outstanding letters of credit) under the Credit Agreement during the most recent month.  This commitment fee on undrawn commitments ranges from a rate of 0.25% to 0.375% per annum, with the applicable rate determined by the average monthly balance of borrowings (including letters of credit) under the Credit Agreement.

The Credit Agreement contains representations and warranties, affirmative and negative covenants, and events of default that are customary for credit agreements of this type, including as a funding condition the absence of any event or circumstance that has a material adverse effect on our business, assets, operations or financial condition, and including negative covenants that limit or restrict the Borrowers’ ability to create liens on, or dispose of, the collateral securing the obligations under the Credit Agreement.  The Credit Agreement does not contain financial covenants and does not contain any covenant restricting the payment of dividends or the making of other restricted payments by the Borrowers.

Events of default under the Credit Agreement include, among others, the following (subject in certain cases to grace and cure periods):

• nonpayment of principal, interest or any other amount due under the Credit Facility,

• breaches of representations, warranties and covenants in the Credit Agreement and related transaction documents,

• default of payment of certain indebtedness of a Borrower in excess of $100 million on scheduled due dates or acceleration,

• certain events of bankruptcy and insolvency with respect to a Borrower, and

• the Company ceasing to own at least 50.1% of the equity of MSP.

If an event of default other than due to certain events of bankruptcy or insolvency is continuing, the Administrative Agent or holders of a majority of the lenders holding unused commitments and borrowings under the Credit Agreement may (i) terminate the obligations of the lenders to make loans and the obligation of the issuing banks to issue letters of credit, (ii) declare the obligations outstanding under the Credit Agreement to be immediately due and payable and/or (iii) exercise legal and contractual rights and remedies.  If an event of default arising from certain events of bankruptcy or insolvency with respect to the Company and/or MSP is continuing, the obligations outstanding under the Credit Agreement would be due and payable immediately without further action or notice.

The lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates, including the provision of investment banking, commercial banking and cash management services, foreign exchange hedging and equipment financing and leasing services.

The foregoing description of the Credit Facility and the Credit Agreement are only summaries of certain terms and agreements discussed herein.  These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement a copy which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.1
Credit Agreement dated as of December 2, 2014 among Micron Technology, Inc. and Micron Semiconductor Products, Inc., as Borrowers, HSBC Bank USA, N.A., as Administrative Agent, Co-Collateral Agent, Joint Lead Arranger and Joint Book Runner, JPMorgan Chase Bank, N.A., as Co-Collateral Agent and Syndication Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., Citigroup Global Markets,  Inc. and Wells Fargo Bank, N.A., as Joint Book Runners and Co-Documentation Agents, and certain financial institutions, as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	December 8, 2014	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 2, 2014

Exhibit No.	Description

99.1
Credit Agreement dated as of December 2, 2014 among Micron Technology, Inc. and Micron Semiconductor Products, Inc., as Borrowers, HSBC Bank USA, N.A., as Administrative Agent, Co-Collateral Agent, Joint Lead Arranger and Joint Book Runner, JPMorgan Chase Bank, N.A., as Co-Collateral Agent and Syndication Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., Citigroup Global Markets, Inc. and Wells Fargo Bank, N.A., as Joint Book Runners and Co-Documentation Agents, and certain financial institutions, as lenders.